CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

January 6, 2009

Board of Directors

S3 Investment Company, Inc.

Danville, California

Chisholm, Bierwolf & Nilson, LLC hereby consents to the use in this Registration Statement on Form S-1 of our report dated November 13, 2008, relating to the financial statements of S3 Investment Company, Inc., a California Corporation, for the periods ended June 30, 2008 and 2007 which appears in such Registration Statement.

Sincerely,

/s/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC